UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 5, 2013

Concurrent Computer Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13150	04-2735766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4375 River Green Parkway, Suite 100, Duluth, Georgia	30096
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (678) 258-4000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 5, 2013, the Board of Directors of Concurrent Computer Corporation (“Concurrent”) increased Concurrent’s quarterly cash dividend from $0.06 to $0.12 per share of common stock.  The dividend is payable on June 28, 2013 to shareholders of record at the close of business on June 17, 2013.

In relation to this dividend, Concurrent entered into a consent (the “Consent”) to the Second Amended and Restated Loan and Security Agreement, and any modifications thereto (the “Credit Agreement”), with Silicon Valley Bank (the “Bank”). The Consent from the Bank provides approval to increase Concurrent’s maximum quarterly cash dividend allowance to $3,500,000 for fiscal year 2013 from the previously documented $3,000,000. The Consent assumes that Concurrent is in compliance with all other terms and conditions of the Credit Agreement which remain unchanged. Concurrent was in compliance with the Credit Agreement at the time of the Consent and expects to remain in compliance with the Credit Agreement at the time the dividend is paid to stockholders on June 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 6, 2013

CONCURRENT COMPUTER CORPORATION
By:	/s/ Emory O. Berry
Emory O. Berry
Chief Financial Officer and Executive Vice President of Operations